UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 22, 2022

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Operating Officer Appointment
On August 22, 2022, the Board of Directors (the "Board") of comScore, Inc. (the "Company") appointed Greg Dale as Chief Operating Officer ("COO") of the Company, effective August 23, 2022. Mr. Dale, 52, served as the Company's General Manager, Digital from December 2021 until his appointment as COO on August 23, 2022. Mr. Dale previously served as COO of Shareablee, Inc. ("Shareablee"), a social media marketing analytics company, from July 2018 through its acquisition by the Company in December 2021. Prior to Shareablee, Mr. Dale served as COO of Persado, an artificial intelligence-based marketing content platform, from April 2016 to February 2018. Mr. Dale previously held senior roles with the Company from 1999 to 2016. Mr. Dale holds a bachelor's degree from Purdue University.
In connection with Mr. Dale's appointment as COO, the Company and Mr. Dale entered into a Letter Agreement (the "Dale Letter Agreement") dated August 22, 2022. Pursuant to the Dale Letter Agreement, Mr. Dale will receive the following compensation as consideration for his services as COO: (i) an annualized base salary of $335,000; (ii) eligibility to participate in the Company's short-term incentive program (the "STIP") with a target annual incentive equal to 75% of his base salary, which will be prorated for the portion of the 2022 STIP that elapses following his appointment as COO; and (iii) beginning in 2023, eligibility to participate in the Company's long-term incentive program (the "LTIP") subject to the terms and conditions of the LTIP as in effect from time to time. For 2022, 2023 and 2024, Mr. Dale will be eligible to receive an additional performance-based incentive of up to $120,000 per year based on achievement of operating goals established by the Company's Compensation Committee in the relevant year.
Additionally, the Dale Letter Agreement provides for the following one-time equity grants to Mr. Dale as consideration for his services as COO: (i) 110,000 performance restricted stock units under and pursuant to the terms of the Company's 2018 Equity and Incentive Compensation Plan (the "Equity Plan"), which will have the opportunity to vest quarterly from the date of grant through the 10th anniversary of the date of grant or an earlier change of control of the Company, subject to and in accordance with the achievement of certain stock-price hurdles (ranging from $5.00 to $15.00 per share) on or prior to such date, as outlined in the Dale Letter Agreement; and (ii) options to purchase 160,000 shares of the Company's common stock under the Equity Plan, with a per-share exercise price equal to the greater of: (A) the closing price per share of the Company's common stock on the date of grant, or (B) $2.50 (the "Dale Options"), which will vest in equal annual installments on August 23, 2023, 2024, 2025 and 2026. If Mr. Dale's service with the Company is terminated by the Company without cause or by Mr. Dale for good reason (each as defined in Mr. Dale's Severance Agreement, described below), in either case within 12 months following a change of control, then subject to Mr. Dale's timely execution of a release of claims in favor of the Company, any unvested portion of the Dale Options will fully vest upon such termination and Mr. Dale will have 90 days thereafter (or until the Dale Options' 10-year expiration date, if earlier) to exercise any vested Dale Options.
Effective August 23, 2022, the Company and Mr. Dale also entered into (i) a Change of Control Agreement, which generally provides for the following severance payments and benefits following a termination of employment without cause or for good reason on or within 12 months after a change of control: (a) a lump sum cash payment equal to 12 months of Mr. Dale's base salary, (b) a prorated annual bonus under the STIP based on the greater of actual or target performance, (c) reimbursement of COBRA premiums for up to 12 months, and (d) subject to the terms of the applicable award agreements, accelerated vesting of outstanding equity awards; and (ii) a Severance Agreement, which generally provides for the following severance payments and benefits following a termination of employment without cause or for good reason prior to a change of control: (a) continuing cash payments at a rate equal to Mr. Dale's base salary for 12 months following termination, (b) a prorated annual bonus under the STIP based on actual performance, and (c) reimbursement of COBRA premiums for up to 12 months. Any severance will be subject to Mr. Dale's execution of a release of claims and compliance with certain restrictive covenants, including non-compete and non-solicit obligations.
The foregoing description of the Dale Letter Agreement, Change of Control Agreement and Severance Agreement is not complete and is qualified in its entirety by reference to the full and complete texts of such agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.
There are no arrangements or understandings between Mr. Dale and any other persons pursuant to which he was selected as the Company's COO. There are no family relationships between Mr. Dale and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. Except as described below, Mr. Dale has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with the Company's December 2021 acquisition of Shareablee (the "Shareablee Transaction"), Mr. Dale's outstanding options to acquire Shareablee common stock were converted into options to acquire 142,420 shares of Company common stock, based on a conversion ratio set forth in the Agreement and Plan of Merger, dated December 16, 2021, among the Company, Shareablee and the other parties thereto (the "Merger Agreement"). In addition, Mr. Dale is eligible to receive approximately $171,000 of deferred consideration in connection with the Shareablee Transaction, subject to the conditions and timing set forth in the Merger Agreement. A copy of the Merger Agreement was previously filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 17, 2021, and the terms of the Shareablee Transaction were further described in that Current Report.

Chief Commercial Officer Departure
On August 23, 2022, the Company announced that its Chief Commercial Officer, Chris Wilson, would be leaving the Company. On August 25, 2022, the Company and Mr. Wilson entered into a Separation and General Release Agreement (the "Separation Agreement"), pursuant to which Mr. Wilson's employment with the Company will end on October 1, 2022 (the "Separation Date"). The Separation Agreement provides that Mr. Wilson will become entitled to certain payments and benefits that are currently provided in the Change of Control and Severance Agreement previously entered into between the Company and Mr. Wilson, effective as of April 17, 2019 (the "Prior Agreement"), and based on the form agreement previously filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on September 10, 2018. The payments and benefits to be provided to Mr. Wilson are those provided for under the Prior Agreement in connection with a termination without cause absent a change of control, with a severance period of 12 months. In addition, Mr. Wilson will be reimbursed for up to $20,000 of attorneys' fees incurred by him in connection with the review and negotiation of the Separation Agreement. The Separation Agreement also provides that the 94,394 outstanding restricted stock units subject to Mr. Wilson's Restricted Stock Units Award Agreement dated March 10, 2021 (the "2021 RSUs") will become fully vested as of the Separation Date, which vesting is consistent with the terms of the Restricted Stock Units Award Agreement, based on the form of such agreement filed as Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2021. Shares relating to the 2021 RSUs will be distributed as soon as administratively practicable following the Separation Date, but in no event later than March 15, 2023.
Under the Separation Agreement, Mr. Wilson agreed to a comprehensive release of claims in favor of the Company and its affiliates. Mr. Wilson also reaffirmed his commitment to be bound by restrictive covenants regarding non-disclosure of confidential information and non-competition and non-solicitation requirements.
The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full and complete text of such agreement, which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On August 23, 2022, the Company issued a press release announcing Mr. Dale's appointment and Mr. Wilson's departure from the Company. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, dated August 22, 2022, by and between comScore, Inc. and Greg Dale

10.2	Change of Control Agreement, effective as of August 23, 2022, by and between comScore, Inc. and Greg Dale

10.3	Severance Agreement, effective as of August 23, 2022, by and between comScore, Inc. and Greg Dale

10.4	Separation and General Release Agreement, dated August 25, 2022, by and between comScore, Inc. and Chris Wilson

99.1	Press Release dated August 23, 2022

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: August 26, 2022
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